As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AirXpanders, Inc.

 (Exact name of Registrant as specified in its charter)

Delaware	20-2555438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1047 Elwell Court

Palo Alto, CA 94303

(Address of principal executive offices) (Zip code)

AirXpanders, Inc. 2015 Equity Incentive Plan

_____________________________________

(Full title of the plan)

Scott Murcray

Interim President and Chief Executive Officer

AirXpanders, Inc.

1047 Elwell Court

Palo Alto, CA 94303

(650) 390-3000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	1,918,868 shares	$0.32	$614,037.76	$76.45

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.001 (the “Common Stock”) that become issuable under the AirXpanders, Inc. 2015 Equity Incentive Plan (“2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $0.32, with respect to shares reserved for future grant, which the average of the high and low sale prices per share of the Common Stock (traded as three CHESS Depositary Interests (“CDIs”)) on the Australian Securities Exchange (the “ASX”) as of a date (April 25, 2018) within 5 business days prior to filing this Registration Statement. The price of the Common Stock is calculated as the average of the high and low sale prices of the CDIs as reported on the ASX multiplied by 3 (to account for the 1:3 ratio of Common Stock to CDIs) and then multiplied by the exchange rate reported by the Reserve Bank of Australia for that day. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2015 Plan (1)	1,918,868	$0.32	$614,037.76
Registration Fee			$76.45

(1)	Represents an automatic increase to the number of shares available for issuance under the 2015 Plan effective January 1, 2018. Shares available for issuance under the 2015 Plan were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2017 (Registration No. 333-219908).

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $0.32, with respect to shares reserved for future grant, which the average of the high and low sale prices per share of the Common Stock (traded as three CHESS Depositary Interests (“CDIs”)) on the Australian Securities Exchange (the “ASX”) as of a date (April 25, 2018) within 5 business days prior to filing this Registration Statement. The price of the Common Stock is calculated as the average of the high and low sale prices of the CDIs as reported on the ASX multiplied by 3 (to account for the 1:3 ratio of Common Stock to CDIs) and then multiplied by the exchange rate reported by the Reserve Bank of Australia for that day. The chart below details the calculations of the registration fee.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, AirXpanders, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,918,868 additional shares of common stock under the Registrant's 2015 Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on August 11, 2017 (Registration No. 333-219908).

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)      The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2017, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 28, 2018, and the information specifically incorporated by reference in the Form 10-K from our Schedule 14A filed with the SEC on April 30, 2018.

(b)      The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018.

(c)      The Registrant’s Current Reports on Form 8-K, filed with the SEC on February 20, 2018, April 9, 2018, April 11, 2018 and April 20, 2018.

(d)      The description of the Registrant’s Common Stock contained in the Registrant’s Form 10 filed on May 1, 2017 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-55781), including any amendment or report filed for the purpose of updating such description.

(e)     All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on this 3rd day of May, 2018.

AIRXPANDERS, INC.

By:	/s/ Scott Murcray
Scott Murcray
Interim Chief Executive Office, Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Cheskin and Scott Murcray, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Murcray
Scott Murcray	Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (Principal Executive Officer, Financial and Accounting Officer)	May 3, 2018
/s/ Barry Cheskin
Barry Cheskin	Co-Founder and non-executive Chairman of the Board	May 3, 2018
/s/ Dennis Condon
Dennis Condon	Director	May 3, 2018
/s/ Gregory Lichtwardt
Gregory Lichtwardt	Director	May 3, 2018
/s/ Zita Peach
Zita Peach	Director	May 3, 2018
/s/ Elizabeth Hammack
Elizabeth Hammack	Director	May 3, 2018

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	10-12G	000-55781	3.1	May 1, 2017
3.2	Amended and Restated By-Laws	10-12G	000-55781	3.2	May 1, 2017
4.1	Reference is made to Exhibits 3.1 and 3.2	10-12G	000-55781	4.1	May 1, 2017
5.1	Opinion of Cooley LLP					X
23.1	Consent of Cooley LLP (see Exhibit 5.1).					X
23.2	Consent of independent registered public accounting firm					X
24.1	Power of Attorney (see Signature Page)					X
99.1	2015 Equity Incentive Plan and Australian Sub-Plan	10-12G	000-55781	10.3	May 1, 2017
99.2	Form of 2015 Equity Incentive Plan Stock Option Agreement	10-12G	000-55781	10.4	May 1, 2017